Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of SeD Intelligent Home Inc. (the “Company”) for the twelve month period ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2018	By:	/s/ Fai H. Chan
Fai H. Chan
Co-Chief Executive Officer

Date: April 17, 2018	By:	/s/ Moe T. Chan
Moe T. Chan
Co-Chief Executive Officer

Date: April 17, 2018	By:	/s/ Rongguo Wei
Rongguo (Ronald) Wei
Co-Chief Financial Officer

Date: April 17, 2018	By:	/s/ Alan W. L. Lui
Alan W. L. Lui Co-Chief Financial Officer